Articles of Incorporation
                                      FILED
                              1993 OCT - 1 AM 7:41
                               SECRETARY OF STATE
                              TALLAHASSEE, FLORIDA

                            ARTICLES OF INCORPORATION
                                       OF
                         NATIONAL REHAB PROPERTIES INC.

     The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                                 ARTICLE I. NAME

     The  name  of  the  corporation  shall  be:

                         NATIONAL REHAB PROPERTIES INC.

The address of the principal office of this corporation shall be 641 West 68th Street, Hialeah, Florida 33014, and the mailing address of the corporation shall be the same.

                         ARTICLE II. NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having no par value per share.


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                          ARTICLE IV. REGISTERED AGENT

     The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.

                          ARTICLE V. TERM OF EXISTENCE

     This  corporation  is  to  exist  perpetually.

                            ARTICLE VI. INCORPORATOR

     The  name  and  street  address  of  the  incorporator to these Articles of
Incorporation:

                                 Brian Courtney
                             Corporate Agents, Inc.
                                1201 Hays Street
                           Tallahassee, Florida 32301

     The undersigned incorporator has executed these Articles of Incorporation this first day of October, 1993.

                               /S/ BRIAN COURTNEY

     Incorporator


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                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION

     Corporation Service Company, a Delaware corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

     By:  /S/  BRIAN  COURTNEY

     Authorized  Service  Representative
     Corporation  Service  Company

Dated:  October  1,  1993

                                      FILED
                              1993 OCT - 1 AM 7:41
                               SECRETARY OF STATE
                              TALLAHASSEE, FLORIDA


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                           ACTION OF SOLE INCORPORATOR

                         NATIONAL REHAB PROPERTIES, INC.



     The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the persons listed below to serve as directors of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

                                 RICHARD ASTROM

     /S/  BRIAN  COURTNEY
     --------------------

     Brian  Courtney
     Incorporator

Dated: